Exhibit 10.14

GENESIS 21 HICKORY

LEASE

BP3-BOS6 21 HICKORY LLC,

a Delaware limited liability company,

as Landlord,

and

SIONNA THERAPEUTICS, INC.,

a Delaware corporation,

as Tenant

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
1. Date:	May 18 , 2022

2. Landlord:	BP3-BOS6 21 Hickory LLC, a Delaware limited liability company

3. Address of Landlord (Section 24.19):

For notices to Landlord:

BP3-BOS6 21 Hickory LLC

4380 La Jolla Village Drive, Suite 230

San Diego, CA 92122

Attention:

with a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP

600 West Broadway, 27th Floor

San Diego, California 92101

Attention:

For payment of Rent only:

BP3-BOS6 21 Hickory LLC

Dept.

4. Tenant:	SIONNA THERAPEUTICS, INC., a Delaware corporation

5. Address of Tenant (Section 24.19):	Sionna Therapeutics, Inc. 22 Strathmore Road Natick, MA 01760 Attention: (Prior to Lease Commencement Date)

and 21 Hickory Drive, Suite 500 Waltham, MA 02451 Attention: With a copy to: (After Lease Commencement Date)

-i-

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
6. Premises (Article 1):

6.1 Premises:	24,051 rentable square feet of space located on the entirety of the fifth (5th) floor of the Building (as defined below), as depicted on Exhibit A attached hereto.

6.2 Building:	The Premises are located in the building whose address is 21 Hickory Drive, Waltham, Massachusetts 02451 (the “Building”).
7. Term (Article 2):

7.1 Lease Term:	Seven (7) years and two (2) months.

7.2 Lease Commencement Date:	The date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be December 23, 2022 (“Anticipated Lease Commencement Date”).

7.3 Rent Commencement Date:	The date that is eight (8) months after the Lease Commencement Date.

7.4 Lease Expiration Date:	The last day of the month in which the eighty-sixth (86th) monthly anniversary of the Rent Commencement Date occurs.

8. Base Rent (Article 3):

Lease Period during Lease Term	Annual Base Rent	Monthly Installment of Base Rent*	Annual Rental Rate per Rentable Square Foot**
1 - 12***	$1,924,080.00	$160,340.00	$80.00
13 - 24	$1,981,802.40	$165,150.20	$82.40
25 - 36	$2,041,256.47	$170,104.71	$84.87
37 - 48	$2,102,494.16	$175,207.85	$87.42
49 - 60	$2,165,568.98	$180,464.08	$90.04
61 - 72	$2,230,536.05	$185,878.00	$92.74
73 - 84	$2,297,452.13	$191,454.34	$95.52
85 - 86	$2,366,375.69	$197,197.97	$98.39

-ii-

*

The initial monthly installment of Base Rent amount was calculated by multiplying the initial monthly Base Rent per rentable square foot amount by the number of rentable square feet of space in the Premises, and the Annual Base Rent amount was calculated by multiplying the initial monthly installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) annual anniversary of the Lease Commencement Date, the calculation of each monthly installment of Base Rent amount reflects an annual increase of three percent (3.0%) and each Annual Base Rent amount was calculated by multiplying the corresponding monthly installment of Base Rent amount by twelve (12).

**	The amounts identified in the column entitled “Annual Rental Rate per Rentable Square Foot” are rounded amounts provided for information purposes only.
***	Subject to abatement as provided in Article 3.

9. Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.6):	19.83% (24,051 rentable square feet within the Premises/121,282 rentable square feet within the Building).

10. Letter of Credit (Article 20):	$962,040.00; subject, however, to reduction pursuant to the terms and conditions of Section 20.3.1 below.

11. Brokers (Section 24.25):	CBRE, Inc. representing Landlord and Tenant.

12. Parking (Article 23):	Total of seventy-two (72) unreserved parking spaces (three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises).

-iii-

(i)

INDEX

Abated Rent	4
Accountant	10
Additional Rent	4
Additional Scope Allowance	Exhibit B
Affected Areas	12
Affiliate Assignee	28
Affiliates	28
Allowance	Exhibit B
Alterations	19
Amortization Period	Exhibit B
Amortization Rent	Exhibit B
Anticipated Lease Commencement Date	Summary
Approved Working Drawings	Exhibit B
Bank	33
Bankruptcy Code	31, 34
Bank’s Credit Rating Threshold	33
Base Rent	4
Brokers	41
Building	Summary
Calendar Year	5
Claims	21
Confirmation/Amendment	Exhibit C
Construction	42
Contractor	Exhibit B
Corrective Action	12
Cutoff Date	8
Documents	11
Electric Vehicle Charging Agreement	2
Eligibility Period	17
Environmental Law	11
Environmental Permits	11
Estimate	9
Estimate Statement	9
Estimated Expenses	9
Excess Costs	Exhibit B
Excluded Changes	36
Excluded Claims	21
Excluded Matters	14
Exercise Date	Rider 1
Exercise Notice	Rider 1
Exit Survey	29
Expense Year	5
Extension Option	Rider 1
Extension Rider	Rider 1
Fair Market Rental Rate	Rider 1
Fitness Center	3
Fitness Center Users	3
Force Majeure	39
Free Rent Day	4
General Storage Area	15
Generator	17
Hazardous Materials	11
Hazardous Materials List	11
Hazardous Materials Storage Area	15

(ii)

HVAC	15
Interest Notice	Rider 1
Interest Rate	9
Landlord	1
Landlord Parties	3, 14
L-C	33
L-C Amount	33
L-C Draw Event	34
L-C Expiration Date	33
L-C FDIC Replacement Notice	34
Lease	1
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Lease Year	3
Market Area	Rider 1
Notice of Termination	31
Notices	40
OFAC	40
Operating Expenses	5
Option Rent	Rider 1
Option Rent Notice	Rider 1
Option Term	Rider 1
Original Tenant	Rider 1
Parking Area	1
Parking Operator	37
Permits	Exhibit B
Premises	1
Premises Systems	18
Project	1
Project Documents	Exhibit B
Project Specifications	Exhibit B
Ready for Occupancy	Exhibit B
Release	11
Rent	4
Rent Commencement Date	Exhibit C
Revenue Code	26
Review Period	10
Sensor Areas	42
Spec Plan	Exhibit B
Special Systems	17
Statement	8
Storage Areas	15
Subject Space	25
Subleasing Costs	27
Substantial Completion of the Premises	Exhibit B
Summary	i
Systems and Equipment	6
Tax Expenses	7
Tenant	1
Tenant Delays	Exhibit B
Tenant Improvements	Exhibit B
Tenant Work Letter	Exhibit B
Tenant Work Plans	Exhibit B
Tenant Working Drawings	Exhibit B
Tenant’s Parties	11

(iii)

Tenant’s Share	8
Transfer Notice	25
Transfer Premium	27
Transferee	25
Transfers	25
trash	43
Utilities Costs	8
Water Sensors	42
Wi-Fi Network	20

(iv)

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company (“Landlord”), and SIONNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1 Project, Building and Premises.

1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A.

1.1.2 Building and Project. The Building consists of six (6) floors with basement for a total of 121,282 rentable square feet and is known as “GENESIS 21 Hickory” and is located in the City of Waltham. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building, which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and any such other improvements; (iii) any additional buildings, improvements, facilities and common areas which Landlord (any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (iv) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A-1. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A-1. The Building contains a parking structure (“Parking Area”). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-1 attached hereto (as the same may be modified by Landlord from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord shall have the right from time to time to include or exclude any improvements or facilities within the Project, at Landlord’s sole election, as more particularly set forth in Section 1.1.3 below. Subject to Force Majeure events (as defined in Section 24.17, below) and other emergency events, Tenant shall have access to the Building, the Parking Area and the Premises, including the freight elevators, passenger elevators, and loading dock, twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

1.1.3 Tenant’s and Landlord’s Rights. Tenant shall have the right to the nonexclusive use of any amenities in the Project (including the Fitness Center and the golf simulator), the common corridors and hallways, stairwells, elevators (if any), the common conference room on the first floor of the Building, restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord from time to time as common areas for the Building; provided, however, that (i) Tenant’s use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, of which Landlord has provided copies to Tenant, and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord reserve the right from time to time to use any of the common areas of the Building, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the

Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Lease Commencement Date; provided, however, in the event that, as of the Lease Commencement Date, the base building HVAC, plumbing, life safety and electrical systems of the Building described in the Project Specifications (as defined in Exhibit B), in their condition existing as of such date, do not comply with applicable laws in effect as of the date hereof (including, without limitation, the Americans with Disabilities Act), then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses, for correcting any such non-compliance to the extent required by applicable laws as soon as reasonably possible after receiving notice thereof from the applicable governmental authority. In addition, during the first twelve (12) months of the Lease Term, (x) if a repair is required to such base building systems and equipment described above, and (y) such repair is due other than as a direct result of the gross negligence of Tenant, and (z) if such repair is covered by a warranty, then Landlord shall use commercially reasonable efforts to make such repair. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant’s responsibility and Tenant’s failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant’s obligations under this Lease). Notwithstanding the foregoing, Landlord acknowledges and agrees that, as of the Effective Date, the Property is zoned to permit general laboratory use and general office use and the Premises, including the base building HVAC, plumbing, life safety and electrical systems of the Building, are in good working order, repair and condition as of the Lease Commencement Date. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises (including the Tenant Improvements therein), the Building and the Project were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto.

1.3 Rentable Square Feet. The rentable square feet of the Premises is as set forth in Section 6.1 of the Summary. Such square footage figure shall be binding on Landlord and Tenant for the entire Lease Term absent a casualty or condemnation that affects the actual size of the Premises or an actual change in the size of the Building or the Project. In any such event, the rentable square feet of the Premises and the Building shall be calculated by Landlord using a commercially reasonable measurement method that is substantially consistent with then industry custom and practice.

1.4 Landlord Charging Stations. Tenant shall have the right to use, on a first-come, first served basis, any future electric vehicle charging stations at the Project (“Landlord Charging Stations”) for the use of persons working at the Building who drive electric vehicles so long as Tenant, or Tenant’s Party, agrees to the standard written agreement prepared by Landlord governing such person’s right to use the Landlord Charging Stations (the “Electric Vehicle Charging Agreement”). The terms and conditions of the Electric Vehicle Charging Agreement shall be acceptable to Landlord and comparable to such Electric Vehicle Charging Agreements signed by, or required of, other tenants of the Building. The cost of installing, operating, maintaining and repairing the Landlord Charging Stations may be included in Operating Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord will install or continuously maintain during the term of this Lease Landlord Charging Stations, and Landlord shall have the right without liability to Tenant, in Landlord’s sole discretion, not to install Landlord Charging Stations (if none now exist), to increase or decrease the number, type or location of Landlord Charging Stations from time to time or, at any time, to eliminate all of the Landlord Charging Stations.

1.5 Fitness Center.

1.5.1 Fitness Center. Provided Tenant’s employees execute landlord’s standard waiver of liability form, during the term of this Lease Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) in the Building. The use of the Fitness Center .shall be subject to the rules and regulations (including rules regarding hours of use) established from time to time by landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that for purposes of Section 10.1, the use of the Fitness Center by Tenant’s employees shall constitute a use of the Project by Tenant. The costs of operating, maintaining and repairing the Fitness Center may be included in Operating Expenses. Tenant acknowledges that the provisions of this section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the term of this lease, and Landlord shall have the right, in landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center and/or the exercise equipment contained therein or the services provided in connection therewith. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in rent, or constitute a constructive eviction, or result in an event of default by Landlord under this lease.

1.5.2 Release. Tenant hereby unconditionally releases Landlord and its property manager and their respective officers, directors, employees, representatives and agents {collectively, “Landlord Parties”), from all fines, suits, losses, liabilities, expenses, claims, costs (including attorneys’ fees and court costs) demands, actions, or causes of actions, of any kind without regard to the cause or causes thereof, or the negligence of one or more of the Landlord Parties, for damage to property, or injury or death to any person arising from, growing out of, or in any way related to the use of the Fitness Center by Tenant, its officers, directors, shareholders, partners, members, managers, employees, agents, invitees, visitors, licensees and customers, in addition, Tenant waives any claims it may have against the Landlord Parties arising out of or related to loss (by theft or otherwise) or damage to any property brought to the Fitness Center by Tenant or its officers, directors, shareholders, partners, members, managers, employees, agents, invitees, visitors, licensees and customers.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12)- month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected; provided, however, that (i) if the Premises is not Ready for Occupancy on or before the thirtieth (30th) day following the Anticipated Lease Commencement Date, subject to deferral for Tenant Delays (in accordance with Section 4.2 of the Work Letter) and Force Majeure delays (as defined in Section 24.17 hereof), then Tenant shall receive one (1) Free Rent Day (as hereinafter defined) for each day that elapses from and after the thirtieth (30th) day following the Anticipated Lease Commencement Date until and including the date on which Landlord delivers possession of the Premises to Tenant Ready for Occupancy; (ii) if the Premises is not Ready for Occupancy on or before that date which is seventy-five (75) days after the Anticipated Lease Commencement Date (as such date may be extended due to Tenant Delays and Force Majeure delays) then Tenant shall be entitled to one (1) additional Free Rent Day for each day that elapses from and after the seventy-fifth (75th) day following the Anticipated Lease Commencement Date until and including the date upon which Landlord delivers possession of the Premises to Tenant Ready for Occupancy; and (iii) if the Premises is not Ready for Occupancy by the date that is two hundred twenty-five (225) days following the Anticipated Lease

Commencement Date (as such date may be extended due to any Tenant Delays and Force Majeure Delays), then Tenant shall have the right, by written notice sent to Landlord to terminate this Lease and receive a full refund of its Letter of Credit. Upon such termination, the parties shall be relieved of all obligations under this Lease except for those obligations which expressly survive the expiration or sooner termination of this Lease. “Free Rent Day” means a day for which Tenant has no obligation to pay Base Rent after the Anticipated Lease Commencement Date (as the same may be extended as provided above). If the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, then, following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, attached hereto, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within ten (10) business days after Tenant’s receipt thereof. If Tenant fails to execute and return the amendment within such ten (10)-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment. If Landlord does not deliver such amendment to Tenant, the Lease Commencement Date shall be deemed to be the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary.

ARTICLE 3

BASE RENT

Commencing on the Rent Commencement Date, Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the Rent Commencement Date and, thereafter, the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever; such Base Rent is subject to adjustment on each annual anniversary of the Lease Commencement Date. Within five (5) business days after the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall deliver to Landlord an amount equal to $160,340.00, which amount is the Base Rent payable by Tenant for the Premises for the sixth (6th) full month following the Rent Commencement Date. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

Notwithstanding anything to the contrary contained herein and so long as Tenant is not then in default under this Lease (beyond the expiration of all applicable notice and cure periods), Landlord hereby agrees to abate Tenant’s obligation to pay fifty percent (50%) of Tenant’s monthly Base Rent for the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) full calendar months following the Rent Commencement Date (collectively, the “Abated Rent”). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall, on the Lease Commencement Date, pay as additional rent the sum of the following: (i) Tenant’s Share (as such term is defined below) of the annual Operating Expenses; plus (ii) Tenant’s Share of the annual Tax Expenses; plus (iii) Tenant’s Share of the annual Utilities Costs. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2 “Expense Year” shall mean each Calendar Year.

4.2.3 “Operating Expenses” shall mean all commercially reasonable expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other “Systems and Equipment” (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Project; (iv) the cost of landscaping, revamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including the cost of any management fee (to be equal to three percent (3%) of Tenant’s then annual Base Rent) but excluding the rental of any office space provided thereunder); (vi) costs of operating amenities in and/or serving the Project and the wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project; (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Building and/or the Project to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation and/or which pertain to Landlord’s repair, maintenance and replacement obligations with respect to the Project; provided, however, that if any such cost described in (I) and (II) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) as Landlord shall reasonably determine;. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building and (y) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of

Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (B) depreciation charges, interest and principal payments on mortgages or other debt, ground rental payments; (C) Utilities Costs; (D) Tax Expenses; (E) costs incurred for Landlord’s general overhead and any other expenses not directly attributable to the operation and management of the Project; (F) costs of selling or financing any of Landlord’s interest in the Project; (G) costs incurred by Landlord for the repair of damage to the Project to the extent that Landlord is reimbursed by insurance proceeds, by other tenants, or otherwise (or which would have been reimbursed but for Landlord’s failure to carry the insurance policies required hereunder); (H) marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (I) rentals for items which if purchased, rather than rented, would constitute a capital cost; (J) advertising and promotional expenditures, and costs of acquisition and maintenance of signs in or on the Building identifying the owner of the Building; (K) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly; (L) management fees paid or charged by Landlord except as provided above; (M) salaries and other benefits paid to the employees of Landlord or affiliates to the extent customarily included in or covered by a management fee, provided that in no event shall Operating Expenses include salaries and/or benefits attributable to personnel above the level of Building manager (and any personnel not exclusively rendering services for the Project shall be fairly and reasonably allocated to reflect the actual time rendering services for the Project); (N) rent for any office space occupied by Building management personnel; (O) Landlord’s general corporate overhead and general and administrative expenses; (P) capital expenditures, except to the extent permitted to be included in Operating Expenditures pursuant to the terms of clause (x) of the prior paragraph of this Section 4.2.3; (Q) all costs, assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which are legally permitted to be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the costs, assessment or premium installment is actually paid; (R) costs arising from the gross negligence or willful misconduct of Landlord or other tenants or occupants of the Building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services; (S) costs arising from Landlord’s charitable or political contributions; (W) costs arising from latent defects in the original construction of the Building; (T) costs for the acquisition of (as opposed to repair and maintenance of) sculptures, paintings or other objects of art (including, but not limited to, seasonal decorations); (U) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (V) costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials or asbestos-containing materials from the Project; (W) costs, exactions, linkage, fees, or mitigation related to the construction or development of the Building; (X) fines and penalties; and (Y) costs to obtain or maintain LEED or other energy or environmental related certifications, and (Z) costs incurred by Landlord to expand or further develop the Building.

4.2.4 “Systems and Equipment” shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, lab, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

4.2.5 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges, payments in lieu of taxes or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.5.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord’s rent, right to rent or other income from the Building or as against Landlord’s business of leasing any of the Building;

(ii) Intentionally omitted;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v) Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.5.2 Notwithstanding anything to the contrary contained in this Section 4.2.5 or any other provision of this Lease, there shall be excluded from Tax Expenses and Tenant shall not be responsible to make payments on account of: (i) all excess profits taxes, franchise taxes, gift taxes, transfer taxes or deed stamps, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 below, (iv) any excise taxes imposed upon Landlord based upon Landlord’s gross rental or net rentals or other income received by Landlord under this Lease, (v) assessments, charges, taxes, rents, fees, rates, levies, excises, license fees, permit fees, inspection fees, or other authorization fees or charges to the extent allocable to or caused by the development or construction of the Building or Project, including without limitation, any linkage payments or any development or installation of on- or off-site improvements or utilities (including without limitation street and intersection improvements, roads, rights of way, lighting, and signalization) necessary for the development or construction of the Building or Project, or any past, present or future system development reimbursement schedule or sinking fund related to any of the foregoing, and (vi) any interest, penalties, or late charges imposed against Landlord incurred as a result of late payments by Landlord (provided that Tenant has timely made tax payments pursuant to the terms hereof); provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 9 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or Building, and Tenant’s Share shall be appropriately adjusted to reflect any such redetermination. If Tenant’s Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.7 “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project (including utilities for the additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant’s Share of Operating Expenses; plus (ii) Tenant’s Share of Tax Expenses; plus (iii) Tenant’s Share of Utilities Costs.

4.3.2 Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of June following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year and which shall indicate therein Tenant’s Share thereof. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) if the Lease Term has not ended, credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4; provided, however, Landlord shall have no right to include in any Statement or collect from Tenant any amounts not billed within eighteen (18) months after the occurrence of the same (“Cutoff Date”), except that Tenant shall be responsible for Tenant’s Share of any Utilities Costs and Tax Expenses levied by any governmental authority or by any public utility company at any time following the applicable Cutoff Date which are attributable to any Calendar Year (or portion thereof) occurring prior to such Cutoff Date and within the Lease Term, so long as Landlord delivers to Tenant a bill and supplemental statement for such amounts within thirty (30) days following Landlord’s receipt of the applicable bill therefor, in which case Tenant shall have the same right to review and contest (pursuant to Section 4.6 below) such expenses as would have applied if they had been included in the Statement for the period to which they relate, on the same conditions applicable thereto. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant’s Share of the Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Tenant’s failure to object any Statement within sixty (60) days after Tenant’s receipt thereof shall constitute Tenant’s irrevocable waiver to object to the same. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Tenant’s Share of the Operating Expenses, Tax Expenses and Utilities Costs for the then-current Expense Year shall be, and which shall indicate therein Tenant’s Share thereof (the “Estimated Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord’s delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due; provided there shall not be any late charge imposed for the first late payment of Rent or other sum in any twelve (12) month period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6 Audit Rights. Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees, consultants, agents, or third-party accountant inspect, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above (and

Landlord agrees to make such books, records and supporting documentation available to Tenant and Tenant’s authorized employees, consultants, agents, or third-party accountants in electronic format); provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement, unless Tenant notifies Landlord of such inspection request within six (6) months following Landlord’s delivery of a Statement, and completes the audit and makes any objection or dispute within six (6) months thereafter (the “Review Period”) (subject to reasonable extension in the event that Landlord fails to promptly upon request make available to Tenant and its authorized employees, agents, or accountants any information or materials relevant to the inspection); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant’s exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, but not the obligation, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement; provided that the Review Period shall be extended until the Accountant is selected and completes its audit. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be a regional or nationally recognized accounting firms selected by Tenant and reasonably approved by Landlord, which is not paid on a contingency basis. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is determined that Landlord’s original Statement which was the subject of such audit was overstated by five percent (5%) or more (in which case Landlord shall pay all third-party costs incurred in connection with Tenant’s inspect and audit, including, without limitation, the cost of the Accountant). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period (as the same may be extended as provided herein) shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees, consultants, agents, and thirty-party accountants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants, agents, and thirty-party accountants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST

5.1 Use. Tenant shall use the Premises solely for purposes consistent with the character of the Project as a first-class biotechnology project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, orders, permits, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, now or hereafter affecting the Project, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications shall not modify Tenant’s rights or obligations hereunder or use or enjoyment of the Premises, in more than a de minimis manner. Landlord shall not enter into any new covenants, conditions, restrictions, ground leases or underlying leases, which have the effect of adversely modifying Tenant’s rights or obligations hereunder or adversely affecting Tenant’s use or enjoyment of, or access to, the Premises to more than a de minimis extent. Landlord represents and warrants to Tenant that, as of the date hereof, there are no covenants, conditions and restrictions encumbering the Project.

5.2 Hazardous Materials.

5.2.1 Definitions: As used in this Lease, the following terms have the following meanings:

(a) “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

(b) “Environmental Permits” mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law or otherwise desired by Landlord.

(c) “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), freon and other chlorofluorocarbons, “biohazardous waste,” “medical waste,” “infectious agent”, “mixed waste” or other waste under Massachusetts General Laws, Chapters 21C and 21E.

(d) “Release” shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

5.2.2 Tenant’s Obligations - Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises.

5.2.3 Tenant’s Obligations - Hazardous Materials. Except as expressly permitted herein, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit Tenant from operating its business for the uses permitted hereunder. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Lease Commencement Date a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Lease Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any governmental authority: permits; approvals; reports and correspondence;

storage and management plans; notices of violations of applicable Environmental Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties during the Term of this Lease. Notwithstanding the provisions of Article 14, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

5.2.4 Landlord’s Right to Conduct Environmental Assessment. Landlord, subject to Section 22 and not more than once during any twelve (12) month period (unless Landlord has a reasonable basis to suspect that Tenant is in violation of this Section 5.2), shall have the right to conduct an environmental assessment of the Premises as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant’s use of the Premises (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called “Phase I” assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with, any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called “Phase II” report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Section 5.2. If contamination has occurred for which Tenant is liable for under this Lease, then Tenant shall pay all reasonable out-of-pocket costs incurred to conduct the assessment. If no such contamination is found, Landlord shall pay for the costs of the assessment. Landlord shall provide Tenant with a copy of all third-party reports and tests of the Premises and Affected Areas made by or on behalf of Landlord during the Term.

5.2.5 Tenant’s Obligations to Perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 5.2.4 indicates there has been a Release, threatened Release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities (“Corrective Action”), Tenant shall immediately undertake Corrective Action with respect to contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter or any licensed site professional engaged by Tenant or Landlord. Landlord may engage a licensed site professional at Tenant’s sole cost and expense. Any Corrective Action performed by Tenant will be performed with Landlord’s prior written approval and in accordance with applicable Environmental Laws, at Tenant’s sole cost and expense and by an environmental consulting firm and licensed site professional (all reasonably acceptable to Landlord). Notwithstanding any other provision of this Lease, a Corrective Action shall only include the imposition of an Activity and Use Limitation pursuant to the Massachusetts Contingency Plan if Landlord agrees, in its sole and unreviewable discretion, to such imposition, and Tenant agrees and acknowledges that Landlord’s ability to refuse to allow an Activity and Use Limitation to be imposed on the Project is a material term of this Lease. Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to the access fee provisions set forth below). If Tenant undertakes or continues Corrective Action after the expiration or earlier termination of this Lease, Landlord, upon being given forty-eight (48) hours’ advance notice, may, in Landlord’s sole discretion, elect (without limiting any of the Landlord’s other rights and remedies under this Lease, at law and/or in equity), to provide, at an “access fee” equal to one hundred fifty percent (150%) of the Monthly Rent in effect for the last month immediately preceding the expiration or earlier termination of this Lease, plus all other sums due under this Lease, access to the Premises, the Building and the Project as may be requested by Tenant, the licensed site professional overseeing the Corrective Action and any other consultants to accomplish the Corrective Action. Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord’s approval. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord’s or any third party’s business on the Premises, the Building and the Project. Landlord may, in its sole discretion, provide access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant’s Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws. It shall be reasonable for Landlord to require Tenant to deliver all such reports prepared by the licensed site professional and filings with applicable governmental agencies indicating that no further Corrective Action is needed under any applicable laws and regulations, including without limitation the Massachusetts Contingency Plan. Landlord may, in its sole discretion, continue to provide access and Tenant shall continue to pay the access fee until such time as Landlord is able to use the Premises and the Affected Areas for such purposes as Landlord reasonably desires. Landlord’s “reasonableness” as used in the immediately preceding sentence shall be based on (i) the zoning of the Premises as of the date in question, and (ii) the logical uses of the Premises as of the date in question. If Landlord desires to situate a tenant in the Premises, the Building and the Project and remediation of the Premises and the Affected Areas is ongoing, Landlord shall be deemed to be unable to use the Premises, the Building and the Project in the way Landlord reasonably desires and Tenant shall be obligated to continue paying the access fee until such time as Landlord is able to situate said tenant in the Premises, the Building and/or the Project. Tenant agrees to install, at Tenant’s sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant’s consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user. Notwithstanding anything above to the contrary, if any clean-up or monitoring procedure is required by any applicable governmental authorities in, on, under or about the Premises and the Affected Areas during the Lease Term as a consequence of any Hazardous Materials contamination and the procedure for clean-up is not completed (to the satisfaction of Landlord and/or the governmental authorities) prior to the expiration or earlier termination of this Lease then, at Landlord’s election, (i) this Lease shall be deemed renewed for a term commencing on the expiration or earlier termination of this Lease and ending on the date the clean-up procedure is anticipated to be completed; or (ii) Tenant shall be deemed to have impermissibly held over (and Article 16 of this Lease shall apply with full force and effect) and Landlord shall be entitled to all damages directly or indirectly incurred, including, without limitation, damages occasioned by the inability to relet the Premises and/or any other portion of the Building or a reduction of the fair market or rental value of the Premises and/or the Building.

5.2.6 Tenant’s Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any Release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to immediately take all reasonable steps Landlord deems necessary or appropriate to remediate such Release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). Tenant will, upon the request of Landlord at any time during which Landlord has reason to believe that Tenant is not in compliance with this Section 5.2 (and in any event no earlier than sixty (60) days and no later than thirty (30) days prior to the expiration of this Lease), cause to be performed an environmental audit of the Premises at Tenant’s expense by an established environmental consulting firm reasonably acceptable to Landlord. In the event the audit provides that Corrective Action is required then Tenant shall immediately perform the same at its sole cost and expense.

5.2.7 Tenant’s Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties during the Term of this Lease, including arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises and the Affected Areas, of any Hazardous Materials introduced by Tenant or a Tenant’s Party; (ii) Tenant’s or a Tenant’s Party’s actual, proposed or threatened use, treatment, storage, transportation, holding, existence, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or Release (past, present or threatened) of Hazardous Materials to, in, on, under, about or from the Premises and the Affected Areas; (iii) any past, present or threatened non-compliance or violations of any Environmental Laws by Tenant or a Tenant’s Party in connection with Tenant use of the Premises and/or the Affected Areas; (iv) personal injury claims on account of Hazardous Materials introduced by Tenant or a Tenant’s Party; (v) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas on account of Hazardous Materials introduced by Tenant or a Tenant’s Party; (vi) diminution in the value of the Premises and/or the Project on account of Hazardous Materials introduced by Tenant or a Tenant’s Party; (vii) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities on account of Hazardous Materials introduced by Tenant or a Tenant’s Party ; (viii) sums paid in settlement of claims on account of Hazardous Materials introduced by Tenant or a Tenant’s Party ; (ix) reasonable attorneys’ fees, consulting fees and expert fees; (x) the cost of any investigation of site conditions on account of Hazardous Materials introduced by Tenant or a Tenant’s Party; and (xi) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body or otherwise deemed necessary in Landlord’s reasonable judgment on account of Hazardous Materials introduced by Tenant or a Tenant’s Party. Tenant’s. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith The provisions of this Section 5.2.7 will survive the expiration or earlier termination of this Lease.

5.2.8 Limitations on Tenant’s Obligations. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability in connection with any Hazardous Materials (i) in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought or introduced onto the Premises, Building or Project after the Lease Commencement Date by any party other than Tenant or a Tenant’s Party or (ii) which may migrate into the Premises, Building or Project from outside of the Project through no fault of Tenant or any of Tenant’s Parties (the “Excluded Matters”). Landlord shall, at its sole cost and expense (without inclusion as an Operating Expense), be responsible for any restoration, remediation or other corrective actions required or occasioned by any Excluded Matters.

5.3 Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises, including, without limitation, the ground floor chemical storage area), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

5.4 Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant’s operations. Landlord and Tenant therefore agree as follows:

5.4.1 Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

5.4.2 If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Premises, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with applicable laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of applicable laws.

5.4.3 Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from the Premises. Any work Tenant performs under this Section 5.3 shall constitute Alterations.

5.4.4 Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.

5.4.5 If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.

5.5 Storage Areas. Tenant shall, during the Lease Term, have the right to use (i) one (1) dedicated general storage area (the “General Storage Area”) and (ii) one (1) dedicated hazardous materials storage area (the “Hazardous Materials Storage Area”) in the locations depicted on Exhibit F (collectively, the “Storage Areas”). Tenant shall take such Storage Areas in their “as-is” condition and Landlord shall not be obligated to make any improvements or repairs to the same; such improvement/repair responsibility shall be Tenant’s responsibility at Tenant’s sole cost and expense. The Storage Areas shall be considered part of the Premises under this Lease except that no Rent shall be payable by Tenant for such Storage Areas.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) capacity to the Premises for normal office and lab use on a 24/7 basis.

6.1.2 Landlord shall provide adequate electrical wiring and facilities for power for the Premises. Landlord shall designate the electricity utility provider from time to time.

6.1.3 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.1.4 Landlord shall provide water in the Common Areas and Premises for lavatory, drinking, laboratory and landscaping purposes. Such cost shall be paid by Tenant as Additional Rent.

6.2 Overstandard Tenant Use. Tenant shall not overload the Systems and Equipment serving the Building.

6.3 Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. Electricity serving the Premises is submetered. Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant’s Share of any utilities, then Tenant shall pay Landlord Tenant’s Share of Operating Expenses to reflect such excess.

6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore and subject to Section 6.9 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services.

6.6 Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall deposit trash as reasonably required in the area designated by Landlord from time to time. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

6.7 Energy Statements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year . Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises may be shared with third parties, including Landlord’s consultants and governmental authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.

6.8 Special Systems. Tenant shall have the right in common with others to connect to and use the following systems: pH neutralization system, compressed air, vacuum systems and the exhaust system (collectively, the “Special Systems”) located at the Building subject to the following conditions:

6.8.1 Tenant’s use of the Special Systems shall be at Tenant’s sole risk to the extent permitted pursuant to applicable laws (Landlord making no representation or warranty regarding the sufficiency of the Special Systems for Tenant’s use);

6.8.2 Tenant’s use of the Special Systems shall be undertaken by Tenant in compliance with all applicable laws, including Environmental Laws, and Tenant shall obtain any and all permits required in connection with Tenant’s use;

6.8.3 Tenant shall, at Tenant’s sole cost, be responsible for connecting to the central distribution point for the Special Systems to the Premises;

6.8.4 All costs pertaining to the Special Systems shall be included in the Operating Expenses. Tenant’s use of the Special Systems shall not exceed Tenant’s Share of the capacity available to tenants of any such Special System;

6.8.5 Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there are no warranties of any kind, whether express or implied, made by Landlord or otherwise with respect to the Special Systems or any services (if any) provided in the Special Systems, and Tenant disclaims any and all such warranties; and

6.8.6 Landlord shall maintain the Special Systems in good working condition and repair.

Landlord may, at its sole election and by prior written notice to Tenant, add additional Special Systems to the Building in the future and make the same available to all laboratory tenants, in which case such additional systems shall be treated as Special Systems hereunder.

6.9 Abatement of Rent When Tenant is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the “Eligibility Period”) as a result of any failure by Landlord to provide to the Premises any of the facilities for essential utilities and services required to be provided in Section 6.1 above, then Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement if the failure described above is within Landlord’s reasonable control and is caused by Landlord’s negligence or willful misconduct or violation of this Lease. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

6.10 Emergency Generator. Subject to Force Majeure events, Landlord shall at all times during the term of the Lease provide an emergency generator serving the Building (“Generator”). Tenant shall have the right to draw Tenant’s share of power from the Generator at all times when the emergency generator is in emergency operation; provided, however, that Tenant may only draw Tenant’s share of available power for Tenant’s critical power requirements (i.e., certain portions of Tenant’s labs in the Premises) and based on 5 watts per usable square foot of the lab portion of the Premises. Landlord shall contract with a third party to maintain the Generator as per the manufacturer’s standard maintenance guidelines. Landlord shall, upon request by Tenant, provide copies of all maintenance reports/records applicable to the Generator and the most recent inspection report for the life safety generator.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant will maintain the portions of the HVAC, electrical, mechanical, and plumbing systems from the branch point that such systems solely serve the Premises (and not any other portions of the Building) and all portions of all fume hoods and other exhaust systems that are located in and exclusively serve the Premises (all such systems collectively being referred to as the “Premises Systems”), in its condition at the time it was delivered to Tenant, reasonable wear and tear excluded. Notwithstanding anything to the contrary contained herein, Tenant’s obligations as they relate to the Premises Systems shall be subject to any warranties related to the same. Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in first-class order, condition and repair and in compliance with all applicable laws; provided that if the foregoing obligation shall require an expenditure for a restoration, replacement or renewal during the last three (3) years of the initial Lease Term and if the cost is in excess of One Hundred Thousand Dollars ($100,000.00) and will have an expected life of more than three (3) years, then Landlord at its cost shall perform such restoration, repair or renewal and shall charge Tenant therefor on an amortized basis based on the useful life of such restoration, replacement or renewal. Notwithstanding anything above to the contrary, (i) Tenant shall be solely responsible for any repair, replacement or renewal necessitated due to Tenant’s negligence or willful misconduct or material breach of this Lease and (ii) in the event Tenant exercises an extension option such that the Lease Term extends beyond the useful life of any such replacement, repair or renewal, then Tenant shall, within thirty (30) days after Tenant’s receipt of a reasonably particularized invoice from Landlord, pay for the entire cost of such restoration, replacement or renewal (without regard to such amortization). Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises Systems, all of which obligations are intended to be the expense of Tenant. Tenant shall enter into and pay for maintenance contracts for the Premises Systems in accordance with the manufacturers’ recommended operating and maintenance procedures as provided to Tenant in writing. Such maintenance contracts shall be with reputable contractors, reasonably satisfactory to Landlord. Upon Landlord’s written request, Tenant shall provide maintenance reports from any such contractors. Tenant shall be solely responsible for the cost of all improvements or alterations to the Premises required by law. Notwithstanding the foregoing, at Landlord’s option, or if Tenant fails to make such repairs in the time required herein, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof. In addition, Landlord reserves the right, upon written notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, within thirty (30) days of Landlord’s written demand, for the commercially reasonable costs thereof.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord, at its sole cost and expense (and not as part of Operating Expenses (except as otherwise permitted in Section 4.2.3 above)) shall repair, maintain and replace the structural portions of the Building (including the roof, floor and ceiling slabs, exterior walls, structural columns and load bearing walls, building facade, utility lines). As part of Operating Expenses, Landlord shall be responsible for the repair, maintenance and replacement of basic plumbing, HVAC and electrical systems serving the Building; provided, however, to the extent such maintenance, repairs or repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 7.2 of which Tenant becomes aware. Landlord shall not be in default for any failure to make any such repairs, unless such failure shall persist for thirty (30) days after Tenant’s written notice (or, if earlier, after Landlord otherwise had notice of the need for such repairs (or such longer period as may be required to effect such repairs so long as Landlord is diligently prosecuting the cure to completion). Except as otherwise provided in Section 6.9 above, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein . Landlord agrees to use commercially reasonably efforts not to interrupt any Building services or utilities and provides Tenant reasonable advance notice of any repairs which affect the Premises.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may adversely affect the structural components of the Building or the Systems and Equipment in more than a de minimis manner (e.g., the mere tying into Systems and Equipment shall not be subject to the sole discretion standard) or which can be seen from outside the Building. Notwithstanding the foregoing, no Landlord approval shall be required (provided advance notice shall be provided to Landlord) for (a) installation, removal or realignment of furniture systems not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to the Systems and Equipment, (b) Alterations which could not reasonably be expected to affect the structural components of the Building or the Systems and Equipment and which cost less than $150,000 for any one (1) job and no more than $300,000 in the aggregate in any calendar year during the Lease Term (excluding any costs for painting, carpeting, and similar purely cosmetic work), (c) Alterations which do not require a building permit and do not affect the structure or the Systems and Equipment, and (d) merely cosmetic work (such as painting and carpeting). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of three percent (3%) of the cost of the Alterations.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain payment and performance bonds naming Landlord as a co-obligee and obtain and record a Statutory Lien Bond pursuant to Massachusetts General Laws, Chapter 254, Section 12 or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Substantial Completion pursuant to Massachusetts General Laws, Chapter 254, Section 2A to be executed by Tenant and its contractor and recorded with the Middlesex South Registry of Deeds and filed with the Southern Middlesex District, (ii) deliver to the management office of the Building a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises (including, but not limited to, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant. Upon the expiration or early termination of the Lease Term, at Landlord’s election in its sole discretion, such Alterations, improvements, fixtures and/or equipment, or any of them, shall become the property of Landlord, except that Tenant shall retain ownership and be entitled to remove all fixtures and equipment paid for by Tenant’s own funds provided that Tenant repairs any damage to the Premises caused by such removal. Furthermore, Landlord may, at the time of its approval of any such Alteration requested, require that Tenant remove such Alterations, improvements, fixtures and/or equipment, or any of them, upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any other provision of this Article 8 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

8.4 Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees, to the extent permitted by applicable law, to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3)-day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant’s compliance with the terms of this Section 8.4, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord’s retention of such professionals, the research of such interference issues and confirmation of Tenant’s compliance with the terms of this Section 8.4 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, including without limitation any Notice of Contract pursuant to Massachusetts General Laws Chapter 254, Sections 2, 2C, 2D or 4, Tenant shall take all actions required by Landlord’s title insurance company such that said title insurance company shall remove or “insure over” any such lien or notice of contract with respect to any title insurance policies issued to Landlord or Landlord’s lender(s) with respect to the Project. If any such action has not been taken by Tenant within five (5) business days after Landlord notified Tenant of the existence of such lien or notice, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant. In the event that Tenant leases or finances the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof on account of such damage or injury, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project; provided, however, that except as provided in Article 16 below, Tenant’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Landlord. Notwithstanding anything in this Section 10.1 to the contrary, the foregoing indemnity shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Parties (collectively, the “Excluded Claims”), and Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant’s Parties from and against any such Excluded Claims, but only to the extent Landlord’s liability is not waived and released by Tenant pursuant to the terms of Section 10.4 of this Lease (provided, however, that Landlord’s indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Tenant or any Tenant Parties). The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described above.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate
Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate

10.3.2 Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers’ compensation insurance as required by law.

10.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5 To the extent applicable, Tenant shall carry commercial automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles at the Project.

10.3.6 Environmental Liability insurance (in form and substance satisfactory to Landlord) with limits of coverage not less than Three Million Dollars ($3,000,000.00) combined per occurrence and in the aggregate insuring against any and all liability with respect to the Premises and all areas appurtenant thereto arising out of any death or injury to any person, damage or destruction of any property, other loss, cost or expense resulting from any release, spill, leak or other contamination of the Premises, or any other property surrounding the Premises attributable to the presence of Hazardous Materials. Upon Landlord’s request, Tenant shall also obtain (at Tenant’s sole cost and expense) environmental impairment liability insurance and environmental remediation liability insurance (in form and substance (including limits) acceptable to Landlord). If, at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in form and substance reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Without limiting the generality of the foregoing, all such environmental liability insurance shall specifically insure the performance by Tenant of the indemnity provisions set forth in this Lease.

10.3.7 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-/VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1, 10.3.2 and 10.3.4 above, have deductible amounts not exceeding Five Thousand Dollars ($5,000.00). Tenant shall deliver such policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided, however, that the foregoing waiver shall not apply to the extent of Tenant’s or Landlord’s obligation to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums) (the “Maximum Restoration Period”); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. In the event Landlord’s estimate notice indicates that the Restoration Period for damage or destruction to the Building or portion of the Property is expected to exceed the Maximum Restoration Period, then Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the date Tenant receives Landlord’s restoration estimate notice. If the repair or restoration of the Premises and Project is not substantially complete at the end of the Maximum Restoration Period, then Tenant may elect to terminate the Lease by at least thirty (30) days prior written notice to Landlord given within thirty (30) days following expiration of the Maximum Restoration Period; provided that such termination notice shall be null and void if Landlord substantially completes the restoration within such thirty (30) day period. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

ARTICLE 12

CONDEMNATION

12.1 Permanent Taking. If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, and the taking would either prevent or materially interfere with Tenant’s use of, or access to, the Premises (as determined by Tenant, in Tenant’s reasonable judgment), then upon written notice by Landlord or Tenant this Lease shall terminate and all rent shall be apportioned as of said date. In the event a taking affects Tenant’s reasonable access to the Premises, more than ten percent (10%) of the Premises (whether or not it interferes with Tenant’s use of the Premises), or otherwise renders the Premises unsuitable for Tenant’s business in the good faith of Tenant, then Tenant may terminate this Lease upon written notice to Landlord, in which case this Lease shall terminate and the all rent shall be apportioned as of such date. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Project, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated.

12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof (subject to Landlord executing a reasonable confidentiality agreement), (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Two Thousand Five Hundred Dollars ($2,500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer on the terms specified in the Transfer Notice and shall grant or deny its consent within fifteen (15) days following request therefor. The failure of Landlord to respond within fifteen (15) days following receipt of such a request shall, if such failure continues for an additional three (3) business days after Tenant’s second transmittal of such Transfer Notice, be deemed approved by Landlord. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 after the two year anniversary of the Lease Commencement Date, the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested. Prior to the two-year anniversary of the Lease Commencement Date, the financial worth of the proposed Transferee shall not be a basis for Landlord to withhold its consent to a sublease but shall be a basis for withholding consent to an assignment of this Lease;

14.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer including the unamortized cost of the initial Tenant Improvements paid for by Tenant from Tenant’s own funds (but only to the extent approved by Landlord) including architectural and engineering fees, and (ii) any reasonable legal costs, advertising costs, or brokerage commissions and attorneys’ fees in connection with the Transfer (collectively, the “Subleasing Costs”). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Notwithstanding the foregoing and for the avoidance of doubt, there shall be no Transfer Premium in connection with any of the transactions contemplated in Section 14.6.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above. Landlord shall only have the right to recapture the Subject Space if the rentable square footage of the Subject Space is more than forty-five (45%) of the rentable square footage of the Premises. In no event shall this Section 14.4. apply to any transactions contemplated in Section 14.7 below.

14.5 Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6 Additional Transfers. Subject to Section 14.7 below, for purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period. Notwithstanding the foregoing, neither any public offering of shares or other ownership interest in Tenant, nor any private financing by one or more investors who regularly invest in emerging companies shall be deemed an assignment.

14.7 Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets or stock of Tenant in one or a series of transactions, (iv) any entity into which Tenant is merged or consolidated, or (v) in connection with any deemed Transfer due to a transfer of shares or membership interests under Section 14.6 above where Tenant remains the tenant under this Lease (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 14, provided that:

14.7.1 Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;

14.7.2 Tenant gives Landlord prior written notice of any such assignment or sublease, financing or public offering, unless precluded by non-disclosure obligations, including, without limitation, securities laws or regulations or other confidentiality restrictions, in which case Tenant shall notify Landlord promptly thereafter;

14.7.3 Any such Affiliate (or Tenant, if Tenant is to remain the tenant under this Lease) has, following the effective date of any such assignment or sublease, a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles, which is equal to or greater than Tenant as of the date of this Lease and otherwise sufficient (in Landlord’s reasonable good faith opinion) to meet the obligations of Tenant under this Lease or the applicable Transfer document;

14.7.4 Any such assignment or sublease, exclusive of such Transfer as may occur pursuant to Section 14.6, shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

14.7.5 Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

An Affiliate that is an assignee of Original Tenant’s entire interest in this Lease may be referred to as an “Affiliate Assignee.”

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty loss and condemnation, damage by Landlord or any Landlord Party, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Tenant’s restoration obligations may also include satisfying Landlord’s commercially reasonable procedures regarding the cleaning of any lab systems and sealing any connection points of any such lab systems to the Premises, all at Tenant’s sole cost and expense. At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable laws, including laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey to the extent such recognized environmental conditions were caused by Tenant or the Tenant’s Parties and compliance with any recommendations set forth in the Exit Survey to the extent relating to recognized environmental conditions caused by Tenant or the Tenant’s Parties. Tenant shall, upon the expiration or earlier termination of this Lease, furnish to Landlord evidence that Tenant has closed all governmental permits and licenses, if any, issued in connection with Tenant’s or Tenant’s Parties’ activities at the Premises. If any such governmental permits or licenses have been issued and Tenant fails to provide evidence of such closure on or before the expiration or earlier termination of this Lease, then until Tenant does so, the holdover provisions of Article 16 of this Lease shall apply. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) the fair market rental rate of the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall, to the extent permitted by applicable law, protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any existing or prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or Landlord’s prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Upon request from time to time (but no more often than once per calendar year unless required in connection with a recapitalization, financing or refinancing, or sale of the Project), Tenant agrees to provide to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. If any guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, current financial statements of the guarantor in a form consistent with the foregoing criteria.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease, require in writing that this Lease be superior thereto; provided, however, that a condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future mortgage or deed of trust is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the landlord or lender of such future instrument. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within fifteen (15) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, or ground leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after notice that such amounts are past due (provided that Landlord shall have no obligation to give notices more than one (1) time in any 12 month period for regularly scheduled payments);

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3 Tenant makes an assignment for the benefit of creditors.

19.1.4 A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets.

19.1.5 Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code.

19.1.6 Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days.

19.1.7 Tenant fails to deliver an estoppel certificate in accordance with Article 17 and such failure continues for an additional three (3) business days after Landlord’s second request.

19.1.8 Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

19.2 Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Upon the happening and during the continuance of any one or more of the aforementioned defaults beyond the applicable notice and cure periods (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may, without limitation of any other rights and remedies Landlord may have, at law or in equity, as a result of any default of Tenant under this Lease, give to Tenant a notice terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the Lease Expiration Date, and Tenant shall then quit and surrender the Premises to Landlord. Upon a termination of this Lease, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all Alterations thereto; but, in any event under this Section 19.2.1, Tenant shall remain liable as hereinafter provided. The words “re-enter” and “re-entry” as used throughout this Article 19 are not restricted to their technical legal meanings. Landlord shall use commercially reasonable efforts to mitigate its damages in the event of default by Tenant.

19.2.2 If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of a default hereunder on the part of Tenant beyond the applicable notice and cure periods, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner: Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery shall not in any way be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

19.2.3 Landlord may elect, as an alternative, accelerate the Rent payable under this Lease as a result of Tenant’s default and have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time following the effective termination date of this Lease under Section 19.2.1 above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article 19, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, using the Federal Reserve discount rate (or equivalent), of the Base Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, using the Federal Reserve discount rate (or equivalent), of the Base Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Term at the fair market value (including provisions regarding periodic increases in Base Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord. For the purposes of this Article 19, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 19.2.3, the total Rent shall be computed by assuming the Landlord’s Operating Expenses, Tax Expenses and Utilities Costs to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination or re-entry. For the avoidance of doubt, Landlord shall not be entitled to double count for any amounts previously paid by Tenant.

19.2.4 Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

19.2.5 In the event of any default beyond the notice and cure periods set forth above, Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.5 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.5 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or, to the extent permitted by applicable law, by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.7 Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other applicable laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

(i) Those acts specified in the Bankruptcy Code or other applicable laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such applicable laws;

(ii) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

(iii) A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

(iv) The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

ARTICLE 20

LETTER OF CREDIT

20.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, within five (5) business days of Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 10 of the Summary (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a California or Massachusetts office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A”(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit E attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least ninety (90) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices- ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 20 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 20.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 20. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 20.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion.

20.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 20.1(H) above), draw upon the L-C, in part or in whole, (a) to cure any breach or default of Tenant, (b) against any Rent payable by Tenant under this Lease that is not paid when due and/or (c) to pay for all losses and damages that Landlord has suffered as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

20.3 L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

20.3.1 L-C Amount. The L-C Amount shall be equal to the initial amount set forth in Section 10 of the Summary. Notwithstanding anything in this Lease to the contrary, to the extent that Tenant is not in default under this Lease on that date which is the forty-ninth (49th) month of the Lease Term and Tenant has never been in default under this Lease (even if such default was cured by Tenant) (the “L-C Reduction Contingency”), then the LC Amount shall, subject to the terms hereof, be reduced to Six Hundred Forty-One Thousand Three Hundred Sixty Dollars ($641,360.00). In such event, Tenant shall provide Landlord with a new L-C or an amendment to the existing L-C reflecting such reduction.

20.3.2 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 20. If Tenant fails to comply with the foregoing, Landlord shall send a second notice requesting that Tenant provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency. If Tenant fails to provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency within five (5) business days of receipt of such second notice, then notwithstanding anything to the contrary contained in Section 19.1, the same shall constitute a default by Tenant under this Lease (without the need for any additional notice and/or cure period). Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

20.3.3 Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 20, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 20, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord (a) has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease and (b) is permitted to recover in accordance with the other terms and conditions of this Lease, or (y) pursue its remedy under this Article 20. In the event Landlord elects to exercise its rights under the foregoing item (x), Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease.

20.4 Transfer and Encumbrance. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, in connection with the assignment by Landlord of its rights and interests in and to this Lease, or separate from this Lease if such assignment is to Landlord’s lender. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the LC to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer, and Landlord shall be responsible for paying the Bank’s reasonable transfer and processing fees in connection therewith.

20.5 L-C Not a Security Deposit. Tenant hereby irrevocably waives and relinquishes all provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 20 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease.

20.6 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the LC, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

20.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

20.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

20.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such LC) based on any theory whatever.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building’s life safety system (collectively the “Excluded Changes”); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant’s improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant’s cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon forty-eight (48) hours prior notice (except in cases of emergency) to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. During all visits by Landlord, Tenant shall have the option to accompany Landlord throughout Landlord’s visit of the Premises (so long as such Tenant escort is available at the time of Landlord’s intended entry). Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

PARKING

Throughout the Lease Term, Tenant shall have the right to use, on a “first-come, first-serve” basis, in common with other tenants of the Building and free of parking charges, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Area servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant’s continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Area by Landlord, and/or Landlord’s Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building, and (ii) upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Parking Area (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Area. Landlord may delegate its responsibilities hereunder to a parking operator (the “Parking Operator”) in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Landlord’s demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time, and payment by such visitors of the prevailing visitor parking rate (if any) charged by Landlord (and/or the Parking Operator) from time to time.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Modification of Lease. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

24.5 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant’s Signs. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises and for multi-tenant floors (if any) on which the Premises are located, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Project (excluding any proceeds thereof), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15 Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, pandemic or health emergency, acts of God, epidemics, pandemics, inability to obtain (or delay in obtaining) services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant’s obligations under the Tenant Work Letter (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, or (C) delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19, the date overnight courier delivery is made or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.20 Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21 Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Project is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

Landlord warrants and represents to Tenant that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Project is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord a party.

24.22 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers. Landlord shall be responsible for the payment of any commissions owed to the Brokers pursuant to a separate written agreement.

24.26 No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT EXCEPT AS EXPRESSLY PROVIDED HEREIN, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. Landlord and Tenant specifically agree that the obligations of Tenant hereunder, including, without limitation, the obligation to pay Base Rent and Additional Rent, and the obligations of Landlord, are independent and not mutually dependent covenants and that the failure of Landlord to perform any obligation hereunder shall not justify or empower Tenant to withhold Rent, except as explicitly provided herein, or to terminate this Lease unless Landlord’s default constitutes a constructive eviction. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable, and accepted commercial practice with respect to the type of property subject to this Lease, and that this Lease is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.

24.27 Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and any portion of the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the names of the Building or Project or use pictures or illustrations of the Building or Project in advertising or other publicity, without the prior written consent of Landlord.

24.28 Building Directory. If the Building contains a tenant name directory, Landlord shall include Tenant’s name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant’s cost.

24.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants. Landlord agrees to hold the financial statements and any other information provided by Tenant to Landlord, and any information about Tenant’s business or activities in the Premises, in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose the financial statements to Landlord’s auditors, attorneys, lenders, affiliates, prospective purchasers and investors as reasonably required in the ordinary course of Landlord’s operations, provided that Landlord such parties treat the information as confidential and Landlord remains responsible for any unpermitted disclosures by such third parties. Landlord may disclose such information without violating this section to the extent that disclosure is reasonably necessary (a) for Landlord to enforce its rights or defend itself under this Lease; (b) for required submissions to any state or federal regulatory body; or (c) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, provided that, other than in an emergency, before disclosing such information, Landlord shall give Tenant five (5) business days’ prior notice of the same to allow Tenant to obtain a protective order or such other judicial relief.

24.30 Landlord’s Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building and/or the Project, which work may create noise, dust or leave debris in the Building and/or the Project. Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from such Construction or Landlord’s actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s actions in connection with such Construction. Landlord reserves full control over the Project to the extent not inconsistent with Tenant’s enjoyment the same as provided in this Lease. This reservation includes Landlord’s right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project.

24.31 Intentionally Omitted.

24.32 Net Lease. This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided herein.

24.33 Water Sensors. Tenant shall, at Tenant’s sole cost and expense, be responsible for promptly installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”). The Water Sensors shall be installed in any areas in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and in locations that may be designated from time to time by Landlord (the “Sensor Areas”). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s sole and absolute discretion. With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Article 7 of this Lease. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Landlord reserves the right to require Tenant, at Tenant’s sole cost and expense, to remove all Water

Sensors installed by Tenant, and repair any damage caused by such removal; provided, however, if the Landlord does not require the Tenant to remove the Water Sensors as contemplated by the foregoing, then Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the Water Sensors shall be unblocked and ready for use by a third-party). If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

24.34 Sustainability.

24.34.1 Sustainable Building Operations.

(a) This Building is or may become in the future certified under the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or operated pursuant to Landlord’s sustainable building practices (the costs of which shall not be included in Operating Expenses). Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Notwithstanding the foregoing, Tenant shall not be required to comply with any Green Building Initiatives or other rating systems as set forth above until the Building is certified as such, and Tenant shall only be required to comply with such Green Building Initiatives with respect to any upgrades, alterations or improvements made by Tenant after the Building is certified as set forth above. In no event shall Tenant be required to make changes, improvements and/or other repairs or replacements to the Premises in order to make the Premises compliant with the above stated initiatives and rating systems. All construction and maintenance methods and procedures, material purchase, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.

(b) Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid over-lighting interior spaces; closing shades on the south side of the Building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing, with respect to any new equipment that Tenant purchases for the Premises, ENERGY STAR® qualified equipment including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; purchasing products certified by the U.S. EPA’s Water Sense® program. Tenant shall not be required to replace any existing equipment used by Tenant as of the date of this Lease which Tenant intends to install in the Premises in order to comply with this provisions of this Section 24.34.1(b).

24.35 Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by law, and to require Tenant to arrange for such collection of Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.

[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal the day and date first above written.

“Landlord”:

BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company

By:	/s/ Michael Gerrity
Name:	Michael Gerrity
Its:	President

“Tenant”:

SIONNA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Michael Cloonan
Name:	Michael Cloonan
Its:	President & CEO

By:	/s/ Elena Ridloff
Name:	Elena Ridloff
Its:	Chief Financial Officer

***

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

[See attached]

EXHIBIT A

EXHIBIT A-1

SITE PLAN OF PROJECT

REPLACE EXISTING STEEL GUARD RAIL AND WIDEN CONC. RAMP TO BE ADA COMPLIANT.
EXISTING LOADING DOCK

2 ENLARGED LOADING DOCK

EXISTING BLDG.
EXISTING GARAGE

1 LOADING AREA ADA MODIFICATION PLAN

EXHIBIT A-1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

PROJECT SPECIFICATIONS

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Project Specifications”), which Project Specifications are attached hereto as Schedule 7. Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Lease Commencement Date. Except for the Additional Scope Allowance (and, if applicable, the Allowance) set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

TENANT IMPROVEMENT DESIGN

Prior to the execution of the Lease, Landlord and Tenant have approved (i) a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by the project’s architect of record (the “Spec Plan”), which Spec Plan is attached hereto as Schedule 1; (ii) the Wesinco Lab Casework Specifications attached hereto as Schedule 2; (iii) the Basis of Design attached hereto as Schedule 3; (iv) the Landlord and Tenant Responsibility Matrix attached hereto as Schedule 4; (v) the Construction Documents referenced in Schedule 5; (vi) the Project Schedule attached hereto as Schedule 6; and (vii) the Project Specifications (collectively, the “Project Documents”). Based upon and in conformity with the Spec Plan, the Basis of Design and the Construction Documents (collectively, the “Tenant Work Plans”), Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Spec Plan, the Basis of Design and the Construction Documents (the “Tenant Working Drawings”). The Tenant Working Drawings shall incorporate modifications to the Tenant Work Plans as determined by Landlord to be necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Tenant Work Plans for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as determined by Landlord in Landlord’s sole and absolute discretion. Within three (3) business days after Tenant’s receipt of the Tenant Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Tenant Working Drawings to the extent such Tenant Working Drawings are inconsistent with the Tenant Work Plans and the other Project Documents and only if Tenant delivers to Landlord in writing, within such three (3)-business day period, specific changes proposed by Tenant which are, in Landlord’s sole and absolute discretion, consistent with the Project Documents and do not constitute changes which would, in Landlord’s sole and absolute discretion, result in any of the circumstances described in items (i) through (iv) hereinbelow. If any such revisions are timely and properly proposed by Tenant (in Landlord’s sole and absolute discretion), Landlord shall cause its architect and engineers to revise the Tenant Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Tenant Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Tenant Working Drawings, the same shall be known as the “Approved Working Drawings”. The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”. Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion if such change or modification would: (i) delay the Substantial Completion of the Premises (as defined below); (ii) increase the costs of the design, permitting and construction of the Tenant Improvements above the costs of the design, permitting and construction of those tenant improvements depicted in the Spec Plan; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Project Specifications or structural improvements or systems of the Building.

SECTION 3

CONSTRUCTION AND PAYMENT FOR COSTS OF TENANT IMPROVEMENTS

Landlord and Tenant hereby agree that Landlord shall cause a general contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements (collectively, the “Permits”), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord shall pay for all costs of the work (i) which is Landlord’s responsibility as specifically set forth in the Landlord and Tenant Responsibility Matrix (attached hereto as Schedule 4); and (ii) the Wesinco Lab Casework Specifications (attached hereto as Schedule 2) and the Spec Plan; provided, however, that all items in green color on the Spec Plan (which outlines the addition of three (3) additional private offices) in excess of Three Hundred Sixty Thousand Seven Hundred Sixty-Five Dollars ($360,765.00) in the aggregate (the “Additional Scope Allowance”) shall be Tenant’s responsibility at Tenant’s sole cost and expense and shall be deemed to be Excess Costs (as defined below); provided further, however, that any unused amount of the Additional Scope Allowance may, subject to the terms hereof, be utilized by Tenant for other Landlord approved improvements to the Premises. Tenant shall, at Tenant’s sole cost and expense, be responsible for (i) all work not shown on the Spec Plan; (ii) the Basis of Design; (iii) all work which is not expressly in Landlord’s column on the Landlord and Tenant Responsibility Matrix; (iv) all additional costs incurred by Landlord due to any work requested by Tenant which is not Landlord’s express responsibility in Schedules 1, 2 and 4 attached hereto; (v) all costs incurred by Landlord on account of any delays caused by Tenant, including, but not limited to, any delays caused directly or indirectly by Tenant which results in a delay of the time period/dates in the Project Schedule; and (vi) all costs associated with the final development of the Basis of Design and the Tenant Working Drawings which are not, as determined by Landlord in Landlord’s sole discretion, the responsibility of Landlord as provided above, including, but not limited to any cost reflected in any cost estimate or construction contract which are expressly not Landlord’s responsibility as provided above (collectively, “Excess Costs”). Tenant shall pay such Excess Costs to Landlord in cash within five (5) business days after Landlord’s request therefor (and Tenant’s failure to do so shall constitute a Tenant Delay). Tenant shall, within five (5) business days after the Lease Commencement Date, pay to Landlord an amount equal to One Hundred Forty Thousand Dollars ($100,000.00) for Landlord’s construction coordination fee for the work contemplated in this Tenant Work Letter. Notwithstanding anything above to the contrary, Tenant shall have the option, exercisable upon written notice to Landlord, to receive a one-time improvement allowance (the “Allowance”) in the amount not to exceed Fifteen Dollars ($15.00) per rentable square foot of the Premises, (i.e., up to Three Hundred Sixty Thousand Seven Hundred Sixty-Five Dollars ($360,765.00) based on 24,051 rentable square feet in the Premises). In the event Tenant exercises such option and as consideration for Landlord providing such Allowance to Tenant, the Base Rent payable by Tenant throughout the entire eighty-six (86) month Base Rent payment period during the initial Lease Term (“Amortization Period”) shall be increased by an amount sufficient to fully amortize such Allowance throughout said eighty-four (84) month period based upon monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of nine percent (9%) per annum (the “Amortization Rent”). At Landlord’s option, such increased Base Rent shall be memorialized in an amendment to the Lease to be executed by Landlord and Tenant. In the event the Lease shall terminate for any reason, excluding as a result of a default by Landlord under the terms of the Lease or this Tenant Work Letter, Tenant acknowledges and agrees that the unamortized balance of the Allowance which has not been paid by Tenant to Landlord as of the termination date pursuant to the foregoing provisions of this Section 3, shall become immediately due and payable as unpaid rent which has been earned as of such termination date. In addition, in no event shall the Amortization Rent be abated for any reason whatsoever. The Additional Scope Allowance and the Allowance may only be used for permanently affixed improvements to the Premises. Any unused amount of the Additional Scope Allowance and the Allowance existing as of the date that is three (3) months after the Lease Commencement Date shall be the sole property of Landlord, and Landlord will have no obligation to disburse any portion of the Allowance which has not been utilized before such date. Notwithstanding the foregoing to the contrary, in no event shall Landlord be obligated to pay for the costs of any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; the costs of such items shall be paid for by Tenant from Tenant’s own funds.

EXHIBIT B

SECTION 4

READY FOR OCCUPANCY;

SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1 Ready for Occupancy; Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary); (i) the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises; and (ii) “Substantial Completion of the Premises” shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractor.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval within the time periods/dates set forth herein and/or by the time periods set forth in the Project Schedule;

4.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

4.2.3 as determined by Landlord in Landlord’s sole and absolute discretion, Tenant’s request for changes in the Spec Plan, Basis of Design, Construction Documents and Approved Working Drawings;

4.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building, all as determined by Landlord in Landlord’s sole and absolute discretion;

4.2.5 changes to the Project Specifications, structural components or structural components or systems of the Building required by the Approved Working Drawings;

4.2.6 any changes in the Spec Plan, Basis of Design, Construction Documents and Approved Working Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord in Landlord’s sole and absolute discretion); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees that have a material impact on the Project Schedule, as determined by Landlord in Landlord’s sole and absolute discretion; then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with the Contractor’s work in the Project, the Building and the Premises, at Landlord’s reasonable discretion, Landlord shall use commercially reasonable efforts to allow Tenant access to the Premises not less than thirty (30) days prior to the anticipated Substantial Completion of the Premises for the purpose of Tenant installing equipment and/or fixtures (including Tenant’s data and telephone equipment) and Tenant’s furniture in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1,

EXHIBIT B

Tenant shall submit a schedule to Landlord and the Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s contractors (including the Contractor), agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Such requirements shall include, without limitation, that Tenant and any other parties allowed access to the Premises shall provide Landlord with evidence of insurance as required by Landlord. Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1.

5.2 Tenant’s Representative. Tenant has designated George Durance as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. It is the expectation of the Landlord that Tenant’s representative shall be the sole point of contact that will represent Tenant with respect to the matters set forth in this Tenant Work Letter. Tenant acknowledges and agrees that Landlord will coordinate with Tenant’s representative and that any approvals or other input required by Tenant to Landlord must be from Tenant’s sole representative. Any delay in the design and construction of the Tenant Improvements caused by Tenant’s failure to comply with this Section 5.2 shall be a Tenant Delay.

5.3 Landlord’s Representative. Landlord has designated Morgan Weinstein as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. Both Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet on a scheduled basis to be determined by Landlord and Tenant, to discuss progress in connection with the same.

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the Substantial Completion of the Premises and remains after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause the Contractor to suspend the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as a Tenant Delay as set forth in Section 4.2 above), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord as a Tenant Delay). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to

EXHIBIT B

a default by Tenant as described in Section 19.1 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) business days after Tenant’s receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.6 Authorization Letter. Before Landlord undertakes any Tenant requests pertaining to the Tenant Improvements (including change orders, change in materials, release of materials, etc.), Tenant shall execute a Tenant Improvement Work Authorization in the form of Schedule 8 attached hereto.

EXHIBIT B

EXHIBIT C

CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE

This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE (“Confirmation/Amendment”) is made and entered into effective as of    , 20  , by and between BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company (“Landlord”) and SIONNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Lease dated as of (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at ,, Massachusetts.

B. Except as otherwise set forth herein, all capitalized terms used in this Confirmation/Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of      for a term of      ending on (unless sooner terminated as provided in the Lease). Tenant shall commence to pay rent on    , 20  (“Rent Commencement Date”).

2. No Further Modification. Except as set forth in this Confirmation/Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

EXHIBIT C

IN WITNESS WHEREOF, this Confirmation/Amendment has been executed under seal as of the day and year first above written.

“Landlord”:

BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company

By:
Name:
Its:

“Tenant”:

SIONNA THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project.

1. Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, elevators, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.

EXHIBIT D

6. Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

8. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

9. Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

12. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

14. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and/or laboratory purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

EXHIBIT D

15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles or other vehicles.

17. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

18. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will assist in conserving energy in their suite with regards to practices and equipment.

19. Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

20. Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

21. All contractors, contractor’s representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

22. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without prior written consent of Landlord, and without Landlord’s consent, no person or persons shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

23. Tenant shall only employ persons from a list of exclusive vendors selected by Landlord for the removal of hazardous waste materials from the Building and the Project.

24. Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

25. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing

EXHIBIT D

to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

26. Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.

29. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

30. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.

31. Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.

32. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

33. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

34. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until

EXHIBIT D

Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.

35. No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.

36. Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

37. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

38. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

39. Tenant shall comply with all Building security procedures as Landlord may effectuate.

40. Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.

41. No bicycles shall be brought into the Building or kept by tenant in or about the Building, provided that bicycles or vehicles may be brought into the areas of the Garage to be designated by Landlord and Landlord will provide an area within the Garage that would allow bicycles to be secured.

42. Tenant shall not be granted roof access without the approval of Landlord and must be accompanied by Landlord or Landlord’s agent.

PARKING RULES AND REGULATIONS

1. Landlord reserves the right to establish and reasonably change the hours for the Parking Area, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Area without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Area or on the Project. The Parking Area may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Area overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.

2. Tenant (including Tenant’s employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Area.

3. Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

4. All directional signs and arrows must be observed.

5. The speed limit shall be 5 miles per hour.

EXHIBIT D

6. Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

7. Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)	areas not striped for parking;

(b)	aisles;

(c)	where “no parking” signs are posted;

(d)	ramps; and

(e)	loading zones.

8. Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of any such parking identification device may not be obliterated. Any parking passes and/or devices supplied by Landlord (or the Parking Operator, as the case may be) are not transferable and any pass or device in the possession of an unauthorized holder will be void.

9. Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10. Every parker is required to park and lock his/her own car.

11. Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.

12. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.

13. Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

14. Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in the Parking Area, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Area and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Area; (ii) Tenant uses the Parking Area at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. To the extent permitted by applicable law, Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Area by Tenant and its employees and agents, whether brought by any of such persons or any other person.

15. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

16. Tenant’s right to use the Parking Area will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Area. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are preserved to the extent spaces are reserved by Landlord, Tenant shall have the right to have a

EXHIBIT D

proportionate number of parking spaces reserved on Tenant’s behalf. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

17. If the Parking Area(s) is/are damaged or destroyed, or if the use of the Parking Area(s) is/are limited or prohibited by any governmental authority, or the use or operation of the Parking Area(s) is/are limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s reasonable control, Tenant’s inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and, to the extent permitted by applicable law, Tenant indemnifies Landlord against, any and all loss or damage to the Parking Area, or any equipment, fixtures, or signs used in connection with the Parking Area and any adjoining buildings or structures caused by Tenant or any of its employees and agents.

18. Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

COMMON AREA AMENITIES

1. Tenant understands that Landlord may provide certain common area amenities for Tenant’s nonexclusive use. Such amenities are for the use of tenants during regular business hours and shall be reserved through the management office in advance. Tenant and Tenant’s agents, employees and invitees shall adhere to all rules Landlord sets forth in respect to use of the amenities, which may change from time to time.

2. Tenant understands and agrees that: (i) Tenant uses the amenities at its own risk; and (ii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. To the extent permitted by applicable law, Tenant indemnifies and agrees to hold Landlord and its agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the amenities by Tenant and its agents, employees and invitees, whether brought by any of such persons or any other person.

3. All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to limit Tenant’s use of any equipment or amenities to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever. If Tenant has reason to believe that any equipment is malfunctioning, Tenant shall notify Landlord immediately.

4. Tenant shall be responsible for the cost or repairs or replacements of any amenities that are not returned to management after use or are damaged during the use of any such amenity by Tenant or Tenant ‘s agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.

EXHIBIT D

5. Tenant shall conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.

6. Tenant shall not bring any food or beverages into any amenity area.

7. No alcoholic beverages shall be permitted at the amenities at any time.

8. Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

FITNESS CENTER RULES

Tenant shall cause its employees to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

1. Only Tenant’s employees are entitled to use the Fitness Center, and no guests will be permitted to use the Fitness Center.

2. Landlord shall determine in its sole discretion what hours the Fitness Center will be open, and Fitness Center Users shall have no right to enter the Fitness Center at other times.

3. All Fitness Center Users must execute Landlord’s waiver of liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein. Landlord shall have the right from time to time to require Fitness Center Users to execute new waivers of liability.

4. All Fitness Center Users must have a pre-authorized keycard to enter the Fitness Center. Access keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard is issued.

5. If a Fitness Center User violates these rules or Section 1.5 of the Lease Landlord shall have the right to immediately and permanently prohibit the use of the Fitness Center by such Fitness Center User and/or Tenant.

EXHIBIT D

EXHIBIT E

FORM OF LETTER OF CREDIT

[See attached]

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

BP3-BOS6 21 HICKORY LLC

4380 LA JOLLA VILLAGE DRIVE, SUITE 230

SAN DIEGO, CA 92122

ATTENTION: W. NEIL FOX, III, CEO

APPLICANT:

SIONNA THERAPEUTICS, INC.

22 STRATHMORE ROAD

SUITE 455

NATICK, MA 01760

AMOUNT: US$    (      AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:	ONE YEAR FROM ISSUANCE

PLACE OF EXPIRATION:	ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF       IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1. YOUR SIGHT DRAFT, DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

2. A DATED STATEMENT SIGNED BY THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.) “BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT UNDER THAT CERTAIN LEASE AGREEMENT DATED      , BETWEEN APPLICANT, AS TENANT AND BENEFICIARY, AS LANDLORD (AS THE SAME MAY BE AMENDED, THE “LEASE”). THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO DRAW DOWN ON THE LETTER OF CREDIT.”

EXHIBIT E

OR

(B.) “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT ITS IRREVOCABLE LETTER OF CREDIT NUMBER SVBSF WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.       AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.       AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.       AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THE LEASE UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWINGS AND MULTIPLE PRESENTATION ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT AND EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND NOTICE TO YOU BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND NOVEMBER 30, 2029 [NTD: THIS DATE IS BASED ON 8-1-22 ANTICIPATED LEASE COMMENCEMENT DATE PLUS 120 DAYS PURSUANT TO THE LEASE], WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

EXHIBIT E

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE U.S. LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT, PROVIDED THAT THE PAYMENT OF ANY TRANSFER FEES WILL NOT BE A CONDITION TO THE VALIDITY OR EFFECTIVENESS OF THE TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION. FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 6547176, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK
AUTHORIZED SIGNATURE

EXHIBIT E

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054
(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT [OMITTED]

EXHIBIT A

EXHIBIT B

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(SIGNATURE OF BENEFICIARY) (NAME AND TITLE)	(Name of Bank) (Address of Bank) (City, State, ZIP Code) (Authorized Name and Title) (Authorized Signature)

EXHIBIT E

EXHIBIT F

STORAGE AREAS

TEN 1 STOR
TEN 2 STOR
TEN 3 STOR
TEN 4 STOR
TEN 5 STOR
UP
TEN 6 STOR
TEN 7 STOR
UP
TEN 4 CHEM STOR
TEN 5 CHEM STOR
TEN 6 CHEM STOR
TEN 7 CHEM STOR
TENANT 1

EXHIBIT F

RIDER 1

EXTENSION OPTION RIDER

This Extension Option Rider (“Extension Rider”) is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1. Extension Option. Landlord hereby grants Tenant one (1) option (the “Extension Option”) to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant: (i) Tenant has previously been in default under the Lease beyond all applicable notice and cure periods; and/or (ii) Landlord does not approve of Tenant’s then-existing financial condition and/or Landlord’s lender does not approve of the terms for the Option Term, including, without limitation, the Option Rent (as those terms are defined below). The Extension Option is personal to the original Tenant executing the Lease (the “Original Tenant”) and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant’s interest in the Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant’s delivery of the Exercise Notice.

2. Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the greater of: (i) the annual Base Rent payable by Tenant during the last year of the initial Lease Term; or (ii) the Fair Market Rental Rate for comparable office/laboratory space in the Market Area (as defined below). As used herein, the “Fair Market Rental Rate” shall mean the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location (including views) and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Building and in other comparable first-class biotechnology buildings in the Waltham, Massachusetts area (“Market Area”), taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

3. Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than eighteen (18) months nor less than fifteen (15) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is twelve (12) months prior to the expiration of the initial Lease Term, exercise the Extension Option by delivering written notice (“Exercise Notice”) thereof to Landlord. Tenant’s failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant’s waiver of the Extension Option.

4. Determination of Option Rent. . If Tenant timely and appropriately objects in its Exercise Notice to Landlord to the Fair Market Rental Rate for the Option Term initially determined by Landlord, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of such Exercise Notice (the “Outside Agreement Date”), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to

RIDER 1

arbitration in accordance with the provisions of Sections 4.1 through 4.6 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such fifteen (15) business day period shall conclusively be deemed to be such party’s approval of the Fair Market Rental Rate submitted within such fifteen (15) business day period by the other party.

4.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be an independent real estate broker who shall have no ongoing relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class biotechnology office buildings in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

4.2 The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

4.3 The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord’s or Tenant’s submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

4.5 If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days after the fifteen (15) day period described in Section 4.2 above, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the Middlesex County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof. Landlord and Tenant shall each pay the costs of its own arbitrator and fifty percent (50%) of the cost of the third arbitrator.

RIDER 1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 25th day of July, 2022 by and between BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company (“Landlord”) and SIONNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of May 18, 2022 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord certain space located in that certain building located and addressed at 21 Hickory Drive, Waltham, Massachusetts (the “Building”).

B. By this First Amendment, Landlord and Tenant desire to memorialize Tenant’s election to receive the Allowance pursuant to Tenant Work Letter attached to the Lease.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. Tenant’s Election to Utilize the Allowance. Landlord and Tenant hereby agree that Tenant has, pursuant to Section 3 of the Tenant Work Letter attached to the Lease, elected to utilize the entire Allowance in the amount of Three Hundred Sixty Thousand Seven Hundred Sixty-Five and 00/100 Dollars ($360,765.00).

2. Lease Term. Section 7.1 of the Summary of the Lease is hereby deemed deleted in its entirety and replaced with the following:

“7.1 Lease Term: Seven (7) years and ten (10) months.”

3. Revised Base Rent Schedule to Reflect Amortization Rent. Section 8 of the Summary of the Lease is hereby deemed deleted in its entirety and replaced with the following:

“8. Base Rent (Article 3):

Lease Period during Lease Term (commencing on the Rent Commencement Date)	Annual Base Rent	Monthly Installment of Base Rent*	Annual Rental Rate per Rentable Square Foot**
1 — 12***	$1,992,569.10	$166,047.43	$82.85
13-24	$2,050,291.50	$170,857.63	$85.25
25-36	$2,109,745.58	$175,812.14	$87.72
37-48	$2,170,983.27	$180,915.28	$90.27
49-60	$2,234,058.10	$186,171.51	$92.89
61 -72	$2,299,025.16	$191,585.43	$95.59
73-84	$2,365,941.25	$197,161.77
85-86	$2,434,864.81	$202,905.40	$101.24

*

The initial monthly installment of Base Rent amount was calculated by multiplying the initial monthly Base Rent per rentable square foot amount by the number of rentable square feet of space in the Premises, and the Annual Base Rent amount was calculated by multiplying the initial monthly installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) annual anniversary of the Rent Commencement Date, the calculation of each monthly installment of Base Rent amount reflects an annual increase of three percent (3.0%) and each Annual Base Rent amount was calculated by multiplying the corresponding monthly installment of Base Rent amount by twelve (12).

**	The amounts identified in the column entitled “Annual Rental Rate per Rentable Square Foot” are rounded amounts provided for information purposes only.
***	Subject to abatement as provided in Article 3.”

4. Landlord’s Construction Coordination Fee. The fifth sentence of Section 3 of the Tenant Work Letter attached as Exhibit B to the Lease (which begins with “Tenant shall, within five (5) business days . . . “) is hereby deleted in its entirety and replaced with the following: “Tenant shall, within five (5) business days after the Lease Commencement Date, pay to Landlord an amount equal to One Hundred Thousand Dollars ($ 100,000.00) for Landlord’s construction coordination fee for the work contemplated in this Tenant Work Letter.”

5. Brokers. Tenant represents and warrants to Landlord that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment on behalf of Tenant. Tenant further agrees to defend, indemnify and hold harmless Landlord from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by Tenant or at the request of Tenant in connection with this First Amendment.

6. Signing Authority. Each individual executing this First Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this First Amendment and that each person signing on behalf of Tenant is authorized to do so.

7. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

8. Conflict. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall govern.

9. Counterparts. This First Amendment may be executed in several counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. The parties may execute and deliver such counterparts to each other by facsimile, electronic signature (e.g., via DocuSign) or electronic mail, and any such execution and delivery shall be equivalent to the execution and delivery of originals.

[Signatures follow on next page]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”	BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company

	By:	/s/ Michael Gerrity
	Name:	Michael Gerrity
	Its:	President

“Tenant”	SIONNA THERAPEUTICS, INC., a Delaware corporation

	By:	/s/ Michael Cloonan
	Name:	Michael Cloonan
	Its:	CEO

	By:	/s/ Elena Ridloff
	Name:	Elena Ridloff
	Its:	CFO

CONFIRMATION OF LEASE TERMS

This CONFIRMATION OF LEASE TERMS (“Confirmation”) is made and entered into effective as of January 27, 2023, by and between BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company (“Landlord”) and SIONNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of May 18, 2022 (the “Original Lease”), as amended by that certain First Amendment to Lease dated July 25, 2022 (“First Amendment”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 21 Hickory Drive, Waltham, Massachusetts 02451. The Original Lease, First Amendment and this Confirmation shall hereinafter be referred to collectively as the “Lease”.

B. Except as otherwise set forth herein, all capitalized terms used in this Confirmation shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of January 27, 2023 for a term of seven (7) years and ten (10) months ending on July 31, 2031 (unless sooner terminated as provided in the Lease). Tenant shall commence to pay rent on September 27, 2023 (“Rent Commencement Date”).

2. No Further Modification. Except as set forth in this Confirmation, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, this Confirmation has been executed under seal as of the day and year first above written.

“Landlord”:

BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company

By:	/s/ W. Neil Fox III
Name:	W. Neil Fox III
Its:	Chief Executive Officer

“Tenant”:

SIONNA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Michael Cloonan
Name:	Michael Cloonan
Its:	CEO

By:	/s/ Elena Ridloff
Name:	Elena Ridloff
Its:	CFO

CONFIRMATION OF LEASE TERMS

This CONFIRMATION OF LEASE TERMS (“Confirmation”) is made and entered into effective as of January 27, 2023, by and between BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company (“Landlord”) and SIONNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of May 18, 2022 (the “Original Lease”), as amended by that certain First Amendment to Lease dated July 25, 2022 (“First Amendment”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 21 Hickory Drive, Waltham, Massachusetts 02451. The Original Lease, First Amendment and this Confirmation shall hereinafter be referred to collectively as the “Lease”.

B. Except as otherwise set forth herein, all capitalized terms used in this Confirmation shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm tire commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of January 27, 2023 for a term of seven (7) years and ten (10) months ending on November 30, 2030 (unless sooner terminated as provided in the Lease). Tenant shall commence to pay rent on September 27, 2023 (“Rent Commencement Date”).

2. No Further Modification. Except as set forth m this Confirmation, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, this Confirmation has been executed under seal as of the day and year first above written.

“Landlord”:

BP3-BOS6 21 HICKORY LLC, a Delaware limited liability company

By:	/s/ W. Neil Fox, III
Name:	W. Neil Fox, III
Its:	Chief Executive Officer

“Tenant”:

SIONNA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Mike Cloonan
Name:	Mike Cloonan
Its:	CEO

By:	/s/ Elena Ridloff
Name:	Elena Ridloff
Its:	CFO